Exhibit 4.37

Cooperation Framework Agreement

Regarding

Precious Metals Business

Shanghai Stockstar Wealth Management Co., Ltd.

And

Golden Pioneer (Beijing) Network Technologies Co., Ltd.

And

Shanghai Excellence Advertising Co., Ltd.

July 2013

TABLE OF CONTENTS

ARTICLE 1	INTERPRETATION	2
1.1	Definitions	2
1.2	Interpretation	3
ARTICLE 2	SCOPE AND FORM OF COOPERATION	3
2.1	Scope of Cooperation	3
2.2	Form of Cooperation	3
2.3	Transaction Structure	4
ARTICLE 3	COOPERATION CONDITIONS AND PRINCIPLES	4
3.1	Cooperation Conditions	4
3.2	Cooperation Principles	5
3.3	Transitional Arrangement	5
ARTICLE 4	MANAGEMENT OF PLATFORM COMPANY	6
4.1	Board of Directors	6
4.2	Management Team	6
4.3	Profit Distribution	6
ARTICLE 5	CONFIDENTIALITY	6
ARTICLE 6	BREACH AND LIABILITIES	6
ARTICLE 7	GOVERNING LAW AND DISPUTE SETTLEMENT	7
7.1	Governing Law	7
7.2	Dispute Settlement	7
ARTICLE 8	MISCELLANEOUS	7
8.1	Effectiveness	7
8.2	Amendment	8
8.3	Counterparts	8

Cooperation Framework Agreement

This Cooperation Framework Agreement ("Agreement") is entered into on July 1, 2013 in Beijing, China by and among the following Parties (individually as “Party” and collectively as "Parties" hereinafter):

Party A: Shanghai Stockstar Wealth Management Co., Ltd. (hereinafter referred to as Shanghai Wealth)

Party B: Golden Pioneer (Beijing) Network Technologies Co., Ltd. (hereinafter referred to as Golden Pioneer)

Party C: Shanghai Excellence Advertising Co., Ltd. (hereinafter referred to as Shanghai Excellence)

WHEREAS,

(1)
Party A is a limited liability company duly established and validly existing under the laws of China, and its Chinese affiliate Zhengjin (Fujian) Precious Metals Investment Co., Ltd. ("Fujian Zhengjin") is a member of Haixi Precious Metals Exchange and holds a license for trading precious metals; the current shareholder of Fujian Zhengjin is Beijing Huifu Jinyuan Technology Co., Ltd. ("Huifu Jinyuan"); moreover, Party A's Chinese affiliate is applying for a license for trading precious metals in Tianjin;

(2)
Both Party B and Party C are limited liability companies duly established and validly existing under the laws of China; Party B, Party C and the teams led by them have abundant resources, rich operation and management experiences, and full R&D and marketing ability in the business of precious metals. Party B and Party C intend to jointly invest in and establish a company for the business of precious metals, and intend to acquire 70% shares of Zhongjun Yangguang Investment Management Co., Ltd. ("Zhongjun Yangguang") through the said company. Party B and Party C hereby represent to Party A that Zhongjun Yangguang is acquiring 78.57% shares of Henghui (Tianjin) Precious Metals Management Co., Ltd. ("Henghui Precious Metals"), a member of the precious metals exchange, and the concerned parties have signed a share purchase agreement for this purpose;

(3)
The Parties intend to contribute and integrate their respective advantageous resources in the business of precious metals, and jointly build a precious metals platform company and carry out the business of precious metals in Shenzhen according to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties hereby enter into the following terms and conditions through friendly negotiation for joint compliance:

ARTICLE 1 INTERPRETATION

1.1	Definitions

For the purpose of this Agreement, the following terms shall have the meaning defined below, unless it is otherwise stipulated herein:

Platform Company
Shenzhen Tahoe Investment and Development Co., Ltd., the tentative name for a platform company to be established by Party B and Party C in Shenzhen and of which its capital to be increased by Party A for the business of precious metals and for the cooperation under this Agreement.

Licensed Companies	Certain domestic companies holding the license for the business of precious metals as stipulated herein, including Fujian Zhengjin, Tianjin Company and Henghui Precious Metals.

Fujian Zhengjin	Zhengjin (Fujian) Precious Metals Investment Co., Ltd., currently a member of Haixi Precious Metals Exchange.

Tianjin Company	A company to be established in Tianjin and intending to apply for the membership of Tianjin Precious Metals Exchange.

Henghui Precious Metals	Henghui (Tianjin) Precious Metals Management Co., Ltd., currently a member of Tianjin Precious Metals Exchange.

Affiliate
A party controls, commonly controls or materially influences another party, or two or more than two parties are controlled by, or under the common control of or materially influenced by the same party. For the purpose of this definition, Material Influence shall mean having the power to participate in deciding the financial and business operation policies of a company, but such power can not make the party control or with other parties commonly control the decision of such policies.

Control
(Including controlling, controlled and under common control) The power to directly or indirectly direct or cause to direct the decision of management, financial and business operation policies of an entity, whether through the voting securities, contract or any other means.

Closing Date
The date when the Parties have contributed, integrated and reorganized their respective resources to the Platform Company and the Licensed Companies in accordance with the terms and conditions of this Agreement, and commenced the Related Business. The specific Closing date shall be confirmed by the Parties.

1.2	Interpretation

1.2.1
The Whereas Clause hereof is an integral part of this Agreement, and shall have the same effect as the body of this Agreement. Reference to this Agreement shall mean this Cooperation Framework Agreement, as supplemented, amended, modified or changed from time to time, including the Whereas Clause and notes.

1.2.2	The headings of all articles hereof are inserted for convenience only and shall not affect or limit the meaning or interpretation of this Agreement.

ARTICLE 2 SCOPE AND FORM OF COOPERATION

2.1	Scope of Cooperation

The Parties hereby agree that in accordance with Article 2.2 hereof, Party B and Party C shall at first jointly establish a Platform Company, and then Party A shall pay the increased capital to the Platform Company. The Platform Company shall reorganize and integrate the advantageous resources of the Parties in the business of precious metals and the Licensed Companies, and jointly carry out the business of precious metals.

2.2	Form of Cooperation

(1)
Party B and Party C shall at first jointly establish a Platform Company in Shenzhen (tentative name: Shenzhen Tahoe Investment and Development Co., Ltd.), whereby the capital contributed by Party B and Party C to the Platform Company shall be 3:1.

(2)
Party A shall procure its Affiliates to sell their shares of Huifu Jinyuan to the Platform Company, so that the Platform Company will indirectly hold 100% shares of Fujian Zhengjin. Once Tianjin Company has obtained the license for the business of precious metals, Party A shall procure its Affiliates to transfer and reorganize their 100% shares of Tianjin Company to the Platform Company.

(3)
Party B and Party C shall procure the Platform Company to acquire 70% shares of Zhongjun Yangguang. Party B and Party C hereby represent to Party A that Zhongjun Yangguang has entered into a share purchase agreement with the existing shareholders of Henghui Precious Metals, whereby Zhongjun Yangguang shall purchase 78.57% shares of Henghui Precious Metals, so that the Platform Company will indirectly hold 55% shares of Henghui Precious Metals. Party B and Party C shall procure the Zhongjun Yangguang to purchase 78.57% shares of Henghui Precious Metals as mentioned above, and complete the registration for such change with the administration for industry and commerce.

(4)
Upon completion of the aforesaid reorganization, Party A shall increase the capital of the Platform Company. Immediately upon completion of the capital increase, the shares held by Party A, Party B and Party C in the Platform Company shall be 6:3:1.

2.3	Transaction Structure

Immediately upon completion of the Transaction, the shareholding structures of the Platform Company and the Licensed Companies are as listed in Schedule 1 attached hereto.

ARTICLE 3 COOPERATION CONDITIONS AND PRINCIPLES

3.1	Cooperation Conditions

In order to carry out the business of precious metals, the Parties and their Affiliates shall contribute the following resources:

3.1.1	The resources to be contributed or completed by Party A include:

(1)
Fujian Zhengjin and its license for the business of precious metals, and for this purpose, Party A shall procure the shareholders of Huifu Jinyuan (i.e. Beijing Zhongjin Jiade Technology Co., Ltd. and Beijing Guorong Shengyuan Technology Co., Ltd.) transfer their 100% shares of Huifu Jinyuan to the Platform Company at the price of RMB Twenty-one Million One Hundred Thousand Yuan Net. For this purpose, the Parties hereby agree that, after the Platform Company is established, the Parties shall procure Beijing Zhongjin Jiade Technology Co., Ltd. and Beijing Guorong Shengyuan Technology Co., Ltd. to sign a Huifu Jinyuan Share Transfer Agreement with the Platform Company; from the date when the Huifu Jinyuan Share Transfer Agreement is entered into, the rights and obligations of all shareholders of Huifu Jinyuan shall be enjoyed and assumed by the Platform Company.

(2)
Once Tianjin Company has obtained the license for the business of precious metals, Party A shall procured its Affiliates to transfer and reorganize their 100% shares of Tianjin Company to the Platform Company; and

(3)	Party A shall transfer and integrate its other resources in the business of precious metals (including but not limited to manpower, equipment, monetary and other resources) into the Platform Company.

3.1.2	The resources to be contributed or completed by Party B and Party C include:

(1)
Henghui Precious Metals and its license for the business of precious metals: Party B and Party C shall procure the Platform Company to purchase 70% shares of Zhongjun Yangguang, and procure Zhongjun Yangguang to purchase 78.57% shares of Henghui Precious Metals and complete the registration for such change with the administration for industry and commerce, so that the Platform Company will indirectly holds 55% shares of Henghui Precious Metals; and

(2)
Party B and Party C shall transfer and integrate their other resources in the business of precious metals (including but not limited to manpower, equipment and other resources) into the Platform Company;

(3)
From the date of this Agreement, neither Party B nor Party C may engage in any business competing with the Platform Company or the Licensed Companies, except for performance of their obligations  defined herein; and

(4)
Party B and Party C shall procure all their employees to be transferred to the Platform Company and the Licensed Companies to take all efforts to the Platform Company and the Licensed Companies, and strictly comply with the non-competition obligation from the Closing Date.

3.2	Cooperation Principles

3.2.1	Each Party and/or its Affiliates shall duly perform the arrangements herein in accordance with the applicable laws and the provisions of this Agreement (including the Schedule attached hereto).

3.2.2
Each Party hereby acknowledges and agrees that the transaction arrangements hereunder are unanimously accepted by the Parties through equal negotiation and based on their true will. Each Party shall (and shall procure its Affiliates to) make its best efforts to procure the fulfillment of the transaction arrangements hereunder.

3.2.3	Party B and Party C shall jointly and severally perform their responsibilities and obligations hereunder, and be jointly and severally liable to Party A.

3.3	Transitional Arrangement

Each Party hereby acknowledges and agrees that, from the date of this Agreement, the business operation of Fujian Zhengjin shall be taken over by Party B's and Party C's teams. However, during the period from the date of this Agreement to the date when 100% shares of Huifu Jinyuan are transferred and registered to the Platform Company or the date when Party A completes its capital increase in the Platform Company and acquires 60% shares of the Platform Company (whichever is later) ("Transition Period"), no Party may carry out any of the activities without the written consent of Party A:

3.3.1
To distribute profit or dispose of assets in respect of Huifu Jinyuan and/or Fujian Zhengjin, or any other activity detrimental to the interests of Huifu Jinyuan and/or Fujian Zhengjin and/or their shareholders;

3.3.2	To sell, pledge, transfer or otherwise dispose of any share of Huifu Jinyuan and/or Fujian Zhengjin to any third party, unless it is for the performance of this Agreement.

ARTICLE 4 MANAGEMENT OF PLATFORM COMPANY

4.1	Board of Directors

Immediately upon completion of the capital increase in the Platform Company by Party A, the board of directors of the Platform shall be composed of three directors, of which, one shall be appointed by Shanghai Wealth, one by Shanghai Excellence and one served by Mr. Zhou Chuifu appointed by Golden Pioneer. The Platform Company shall have one chairman, which shall be served by the director appointed by Party B (i.e. Mr. Zhou Chuifu) and through the election by the board of directors.

4.2	Management Team

The Parties hereby confirm that, immediately upon completion of the capital increase in the Platform Company by Party A, the Platform Company shall set up a management team to take charge of the daily operation and management of the Company. The management team shall be composed of one general manager, one chief financial officer and several deputy general managers. The general manager shall be appointed or dismissed by the board of directors, and shall be accountable to the board of directors. The chief financial officer shall be nominated by the general manager, and appointed or dismissed with the approval of the board of directors.

4.3	PROFIT DISTRIBUTION

The Parties hereby agree that the profit distribution of the Platform Company shall be decided by the board of directors.

ARTICLE 5 CONFIDENTIALITY

Each Party shall take appropriate measures to strictly keep confidentiality of all materials and information relating to execution and performance of this Agreement, and shall not disclose such materials or information to any third party (other than the professional institutions employed with the consent of the Parties and the government authorities) without the written consent of the other Parties. Each Party shall procure its employees to keep confidentiality of the trade secrets of the other Parties received or accessed to during the performance of this Agreement, and no employee of any Party may use such confidential information for any purpose other than the cooperation projects or disclose such confidential information during his performance of duties without the consent of the other Parties.

ARTICLE 6 BREACH AND LIABILITIES

If any Party ("Breaching Party") fails to perform, fulfill or properly perform any obligation under this Agreement, or violates any provision hereof (including but not limited to any representation, warranty or undertaking hereunder), whether by action or inaction, it shall be deemed as a breach. Any Party shall be entitled to the compensation for its direct losses resulting from the breach of the Breaching Party. Such damages and losses shall include all direct losses incurred or resulting from the breach of the Breaching Party, such as damages, expenditures, expenses, costs and liabilities, etc. However, such compensation shall be limited to the losses foreseen or should have been foreseen by the Breaching Party when this Agreement is executed.

ARTICLE 7 GOVERNING LAW AND DISPUTE SETTLEMENT

7.1	Governing Law

The formation, performance and interpretation of this Agreement shall be governed by the currently effective laws of China.

7.2	Dispute Settlement

7.2.1
Any dispute or claim arising from or in connection with the interpretation, breach, termination or validity of this Agreement shall be first settled by the Parties through friendly negotiation. In case of any dispute, a Party shall immediately negotiate with the other Party upon receiving a written request from any other Party for negotiation. If the dispute is settled through negotiation, the representatives of the Parties in negotiation shall sign a written agreement, and the Parties hereto agree and undertake to effectuate and comply with such agreement. If no settlement can be reached through negotiation within thirty (30) days, any Party may submit the dispute to the competent court for final settlement.

7.2.2	The dispute shall be submitted to the competent court of the place where the Platform Company resides.

7.2.3	Survival. The dispute settlement provision of Article 7.2 shall survive after termination of this Agreement.

ARTICLE 8 MISCELLANEOUS

8.1	Effectiveness

8.1.1	This Agreement shall become effective as of being duly executed by the authorized representatives of the Parties. The effective date hereof shall be the date when this Agreement is duly executed.

8.1.2
The purpose of this Agreement is to set forth the principles in respect of the Transactions accepted by the Parties. The Parties shall negotiate and execute certain specific legal documents relating to the Transaction according to the principles set forth herein.

8.1.3
Such specific legal documents executed by the Parties in the future shall not go beyond the framework of principles set forth herein. Any term or condition of any specific legal document that conflicts with the provisions hereof shall be invalid.

8.2	Amendment

Any amendment, supplementation or change to this Agreement shall not be valid and binding unless the same is agreed and signed by the authorized representatives of the Parties in written.

8.3	Counterparts

This Agreement shall be made and executed in three originals, one for each Party and each has equal effect.

(SIGNATURE PAGE, NO TEXT CONTAINED IN THIS PAGE)

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and in the place indicated first above.

Shanghai Stockstar Wealth Management Co., Ltd.

(Seal)

Legal Representative or Authorized Representative (Signature): ____________

Golden Pioneer (Beijing) Network Technologies Co., Ltd.

(Seal)

Legal Representative or Authorized Representative (Signature): ____________

Shanghai Excellence Advertising Co., Ltd.

(Seal) Legal Representative or Authorized Representative (Signature): _______